                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 29, 2000




                       SONUS COMMUNICATION HOLDINGS, INC.

             (Exact name of registrant as specified in its charter)



     DELAWARE                         0-30124              54-1939577

(State or other jurisdiction       (Commission           (IRS Employer
 of incorporation)                 File Number)        Identification No.)




     1600 Wilson Blvd, Suite 1008
            Arlington, VA                               22209
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:

                                 (703) 527-8860

Item 2.   Acquisition of Assets

         On March 29, 2000, the registrant acquired Empire One Telecommunications, Inc., a New York corporation, by merging Empire One with and into the registrant's wholly-owned subsidiary, EOT Acquisition Corporation, a Delaware corporation. EOT Acquisition, which was the surviving corporation following the merger, changed its name to Empire One Telecommunications, Inc., effective at the time of merger.

         Empire One provides retail Internet and voice telecommunications services to residential and commercial customers in niche ethnic markets throughout eleven Northeastern and Middle Atlantic states plus the District of Columbia and California. It had operated as a switchless long distance reseller since initiating service in 1996. At the beginning of 1999, however, Empire One successfully migrated its long distance traffic onto its own leased facilities network while adding local telephone services and a full suite of Internet products, including limited e-commerce functionality. Empire One leases two switches--one for its long distance traffic and the other for its local traffic--and is in the process of provisioning this equipment in New York City. Empire One primarily markets its services to niche ethnic groups and has subscribers in 11 states and the District of Columbia. Marketing is targeted on the Chinese markets in the New York, Los Angeles and San Francisco metropolitan areas.

         As part of the stock-for-stock merger, all 159,250 shares of Empire One's outstanding common stock held prior to the merger by 49 individual and corporate shareholders were converted into the right to receive an aggregate of 1,065,857 shares of the registrant's common stock. Based upon certificates and representations received from Empire One's former shareholders, at least 15 of Empire One's former shareholders were accredited investors at the time of the merger.

         Empire One's principal stockholders, consisting of John Friedman, Paul Butler and Bradley Lewis, collectively owned over 72% of Empire One prior to the merger. Following the merger, each of these former Empire One shareholders became executive officers and employees of the registrant.

         The amount of consideration paid by the registrant for Empire One was determined through arms-length negotiations between the registrant's management and that of Empire One, and centered on Empire One's equity value and the value of the registrant's common stock. The equity value of Empire One was determined for the purposes of the merger to be $3,197,571, and was based in part upon the strategic value of the combined companies as operationally integrated after the merger, and not the current fair market value of Empire One on a standalone basis. The negotiated price of $3.00 per share of the registrant's common stock issued in the merger did not necessarily bear any direct relationship to the registrant's revenues or the value of the registrant's physical or other assets, its book value or any other generally accepted criteria of valuation.

         The primary assets used by Empire One in its business and acquired by the registrant include capital leases on two network switches, switch interface equipment, three network servers, thirty-eight personal computers, various testing equipment, assorted data networking equipment and other office equipment and furniture. The registrant intends to continue to use these assets in the manner they have historically been used.

         The registrant will file the financial statements and pro forma financial information required by Item 7(a) and (b) not later than 60 days after the date that the initial report on Form 8-K relating to the acquisition described herein must be filed.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements.

         The registrant will file the financial statements required by Item 7(a) not later than 60 days after the date that the initial report on Form 8-K relating to the acquisition described herein must be filed.

(b)  Pro Forma Financial Information.

         The registrant will file the pro forma financial information required by Item 7(b) not later than 60 days after the date that the initial report on Form 8-K relating to the acquisition described herein must be filed.

(c)  Exhibits.

Exhibit No.     Decription
-----------     ----------

2.1 Merger Agreement dated as of November 15, 1999 by and among Sonus Communication Holdings, Inc., EOT Acquisition Corporation, Empire One Telecommunications, Inc. and certain stockholders of EOT Acquisition Corporation, attached as Exhibit 2.3 to the registration statement on Form SB-2 filed by the registrant on December 7, 1999 and incorporated herein by reference.

2.2 Certificate of Merger filed with the Secretary of State of Delaware on March 29, 2000.

2.3 Certificate of Merger filed with the Secretary of State of New York on March 29, 2000.

99       Press Release.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         SONUS COMMUNICATION HOLDINGS, INC.
                         (Registrant)


                         By: /s/ W. Todd Coffin
                             ------------------------
                         Name:  W. Todd Coffin
                         Title: Chief Executive Officer

Dated:   April 6, 2000



                         EXHIBIT INDEX
                         -------------

Exhibit No.     Description
-----------     -----------

2.1 Merger Agreement dated as of November 15, 1999 by and among Sonus Communication Holdings, Inc., EOT Acquisition Corporation, Empire One Telecommunications, Inc. and certain stockholders of EOT Acquisition Corporation, attached as Exhibit 2.3 to the registration statement on Form SB-2 filed by the registrant on December 7, 1999 and incorporated herein by reference.

2.2 Certificate of Merger filed with the Secretary of State of Delaware on March 29, 2000.

2.3 Certificate of Merger filed with the Secretary of State of New York on March 29, 2000.

99       Press Release relating to Empire One Acquisition.